                                                                   Exhibit 10.27


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



        TIER TECHNOLOGIES (UNITED KINGDOM), INC., A DELAWARE CORPORATION



                TIER TECHNOLOGIES INC., A CALIFORNIA CORPORATION



                ALBANYCREST LIMITED, A LIMITED LIABILITY COMPANY
                            INCORPORATED IN ENGLAND



                                      AND
                             ANDREW DAVID ARMSTRONG
                                      AND
                                 THOMAS THOMSON
                                      AND
                                  HOWARD MOORE
                              DATED 11 JULY 1997

                                   CONTENTS
                                   --------

 1. DEFINITIONS                                                          2

 2. PURCHASE AND SALE OF CERTAIN ASSETS                                  2

 3. ASSUMPTION OF OBLIGATIONS AND LIABILITIES                            3

 4. PURCHASE PRICE                                                       4

 5. EXECUTION AND DELIVERY OF CLOSING DOCUMENTS                          5

 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS
    AND LIMITATIONS ON LIABILITY                                         6

 7. COVENANTS OF THE SELLER AND THE OWNERS                               9

 8. COVENANTS OF BUYER AND GUARANTEE                                    12

 9. VALUE ADDED TAX                                                     14

10. MISCELLANEOUS                                                       15



                                       i

 THIS ASSET PURCHASE AGREEMENT is made this 11 of July 1997, by and among:
 -----------------------------

(1)  TIER TECHNOLOGIES (UNITED ) KINGDOM, INC. a corporation registered in
     ----------------------------------------
     Delaware whose registered office is 1013 Centre Road, Wilmington, New Castle County, Delaware, USA (the "Buyer"), and

(2)  TIER TECHNOLOGIES, INC. a corporation registered in California whose
     -----------------------
     registered office-is 1350 Treat Boulevard, Walnut Creek, California 94056 USA (the "Guarantor"), and

(3)  ALBANYCREST LIMITED a company registered in England under number 3277691
     -------------------
     and whose registered office is 6th Floor, Waterlinks House, Richard Street, Birmingham, West Midlands B7 4AA (the "Seller"), and

(4)  ANDREW DAVID ARMSTRONG, THOMAS THOMSON and HOWARD MOORE in their capacity
     ----------------------  --------------     -------------
     as the ultimate shareholders of the Seller and individually (the "Owners").

 RECITALS
 --------

(A) The Seller is engaged in the United Kingdom in the provision of information and management of consulting services, including but not limited to, the design of software and computer systems for business applications, including but not limited to, the development of business and computer processes and programs and the provision of software consulting services and training.

(B) The Seller has agreed to procure the cancellation of its existing contracts with Equifax (UK) Limited and the Consultants (as defined below) working on Equifax matters and to procure the granting of replacement contracts in favor of the Buyer and the Buyer desires to enter into such contracts with Equifax and the Consultants.

(C) The Seller desires to sell and transfer and the Buyer desires to purchase and receive selected assets and liabilities of the Seller.

(D) The Buyer is a wholly owned subsidiary of the Guarantor and is not itself a subsidiary of any other corporation and as consideration for the Sellers and the Owners agreeing to enter into this Agreement, the Guarantor has agreed to guarantee the obligations of the Buyer hereunder.

(E) The Buyer will operate in the United Kingdom as a branch and will be applying to be registered for United Kingdom Value Added Tax ("VAT")

 Accordingly, in consideration of the mutual agreements set forth below the Buyer, the Seller and the Owners agree as follows:

1.   DEFINITIONS
     -----------

     "agreed form" in relation to any document means the form which has been
      -----------
     agreed by the parties hereto and signed either by the relevant parties or by their solicitors for the purposes of identification;

     "Associated Company" means a company which is a subsidiary company of the
      ------------------
     Guarantor, "subsidiary" having the meaning given in Section 736 of the Companies Act 1985;

     "Consultants" means Nuggets Limited, Planet Clanger Limited, Brooks Talent
      -----------
     Limited, City Nomad Limited, Portisland Limited, Roger C. Millichamp Limited and Unerring Computing Limited and Technology Two Thousand Ltd;

     "Consultants' Contracts" means the contracts between the Seller and the
      ----------------------
     Consultants which have been disclosed to the Buyer;

     "Closing" means closing in accordance with section 5;
      -------

     "Equifax" means Equifax (UK) Limited, a company registered in England whose
      -------
     registered office is Capital House, 25 Chapel Street, London NW1; and

     "Equifax Contract" means the contract dated 26 November 1996 between
      ----------------
     Equifax and the Seller relating to the provision by the Seller of consultancy services to Equifax.

2.   PURCHASE AND SALE OF CERTAIN ASSETS
     -----------------------------------

     Subject to the terms and conditions hereof, the Seller shall sell, transfer and assign to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to the assets listed below together with the benefit of the Seller's business as a going concern (the "Transferred Assets" or the "Transferred Business"), free and clear of any and all liens, claims, liabilities, encumbrances or obligations:

     (a) all cash or cash equivalents or accounts receivable (in each case exclusive of VAT) associated with the Seller's billings relating to work done on or after 1 June 1997;

     (b) the benefit of all work-in-progress associated with works done or services provided by the Seller on or after 1 June 1997;

     (c) all intellectual property and technology rights used or held for use in the conduct of the Seller's business, including without limitation: all software licenses, product licenses, software development rights, developed applications, computer programs, computer systems, source codes, data systems, development methodologies and practices, trade secrets, know-how, technical information, research records, test information, market surveys, marketing information, trademarks, tradenames, and copyrights, and all applications or licenses for the foregoing (but excluding for the avoidance of doubt any such rights belonging to Equifax or associated companies of Equifax) (collectively, the "Intellectual Property");

     (d) any permits, licenses, approvals and authorisations by governmental or regulatory authorities relating to the Seller's business to the extent transferable;

     (e) any client and customer account information, customer lists, contact lists, subcontractor lists and independent contractor lists relating to or utilised in the current or past conduct of the Seller's business;

     (f) all claims and rights against third parties relating to the Transferred Assets, including without limitation, insurance claims, vendors' warranties, rights of recovery, set-offs and credits;

     (g) all books, records, information and documentation regarding the foregoing; and

     (h)  all goodwill associated with the Transferred Business.

3.   ASSUMPTION OF OBLIGATIONS AND LIABILITIES
     -----------------------------------------

3.1  Liabilities to be assumed
     -------------------------

     The Buyer shall assume as of the Closing and perform when due the obligations of the Seller (exclusive of VAT) insofar as they accrued due after 1 June 1997 and were disclosed to the Buyer prior to Closing provided, however, that in no event will the Buyer be liable for any accounts payable in an amount exceeding eighty percent (80%) of the accounts receivable acquired by the Buyer under Section 2 and Provided Further that the Seller shall remain liable for any and all fees payable by the Seller to A Peachy World Limited, Oakenwood Limited and Rainbowtop Limited.

3.2  Liabilities not assumed
     -----------------------

     It is understood and agreed that the Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities of the Owners, the Seller or the Seller's business of any kind or nature, known, unknown, contingent or otherwise, arising at any time, other than those obligations and liabilities expressly assumed by the Buyer under Section 3.1 above. Without limiting the foregoing in any way, it is understood that the Buyer does not assume, undertake or accept any duties, responsibilities, obligations or liabilities of the Seller or the Owners:

          (a) to employees or consultants or former employees or consultants of the Seller, including any liability for termination of employment or contract, wages, salary, fees, benefits, payroll withholdings and taxes, workers' compensation, commissions, accrued vacation, bonuses, deferred compensation, earnouts, incentives, employment agreements, pensions, non-compete agreements, collective bargaining agreements, or the like;

     (b) in respect of any income, franchise or other tax or VAT;

     (c) in respect of any claims for personal injuries, property damages or consequential damages relating to defective products or condition of premises or otherwise;

     (d) under any statute, rule or regulation, including but not limited to health, safety, labour, discrimination, civil rights, and environmental laws, rules and regulations;

     (e) in respect of any accounts payable, except for those specifically identified in Section 3.1, or any indebtedness of the Seller; or

     (f) in respect of any debt, liability or obligation of the Seller, or claims against the Seller, whether known or unknown to the Buyer, and whether disclosed or undisclosed pursuant to this Agreement and whether or not contingent, except as otherwise assumed under this Agreement.

3.3  Indemnity
     ---------

     The Seller and each of the owners shall jointly and severally indemnify the Buyer on demand against all liabilities, losses, claims and expenses of the Buyer arising from or in connection with any of the matters referred to in
     Section 3.2.

4.   PURCHASE PRICE
     --------------

4.1  Purchase Price Paid at Closing
     ------------------------------

     The purchase price payable to the Seller for the Transferred Assets and Transferred Business and for the cancellation of the Equifax Contract and the Consultants' Contracts and their replacement with new contracts with the Buyer shall be (Pounds)126,000 (which shall be paid to the Seller at Closing) by way of bankers' draft drawn on a London clearing bank or by CHAPS transfer to the Sellers's solicitors, plus the assumption of the liabilities described in Section 3.1.

     The purchase price shall be apportioned between the assets and liabilities as follows:

     (a) receivables and payables shall be valued at par and work in progress at the amount recoverable; and

     (b) other assets shall be valued at the values shown in the Seller's books, goodwill shall be valued at (Pounds)l and the balance of the price shall attributed [sic] to the cancellation of the Equifax Contract and its replacement with a new contract with the Buyer.

 4.2 Stock Option
     ------------

     On Closing, the Guarantor shall grant each of the owners options to purchase fifty thousand (50,000) shares of its Class B common stock on the terms set out in the agreed form.

5.   EXECUTION AND DELIVERY OF CLOSING DOCUMENTS
     -------------------------------------------

     Closing shall occur immediately following exchange of this Agreement whereupon the following provisions of this Section 5 shall apply.

5.1  Deliveries by Seller at Closing.
     -------------------------------

     At or prior to the Closing, the Seller shall deliver to the Buyer:

     (a) an original contract between Equifax and the Buyer in the agreed form duly signed by Equifax;

     (b) original contracts between each of the Consultants and the Buyer in the agreed form duly signed by the Consultants;

     (c) original contracts as required by the new Equifax contract at (a) above between Equifax and the relevant Consultants and individuals in the agreed form agreed duly signed by the relevant Consultants and individuals and Equifax;

     (d) Employment contracts in the agreed form duly executed by each of the Owners;

     (e)  all of its VAT records;

     (f) a certificate executed by the secretary of the Seller, in a form reasonably acceptable to the Buyer, certifying copies of the resolutions duly adopted by the board of directors of the Seller authorizing this Agreement and the transactions contemplated herein.

5.2  Deliveries by Buyer at Closing
     ------------------------------

     At the Closing, the Buyer shall deliver to the Seller and the Owners;

     (a)  any payments then due as provided for in Section 4.1;

     (b) certified copies of each of the contracts referred to in Section 5.1(a) and (b) duly executed by the Buyer;

     (c) an opinion letter in the agreed form from Farella, Braun & Martel LLP addressed to the Seller and the Owners;

     (d) option grants duly executed by the Guarantor in respect of the stock options referred to in Section 4.2; and

     (e) counterparts of the Employment contracts in the agreed form duly executed by the Buyer and the Guarantor.

6.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS AND LIMITATIONS
     ---------------------------------------------------------------------------
     ON LIABILITY
     ------------

     The Seller and the Owners hereby jointly and severally represent and warrant to the Buyer that:

6.1  Organisation; Ownership
     -----------------------

     The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of England and Wales. There are no existing warrants, options, subscription rights, commitments, understandings, purchase agreements, or other rights to acquire interests in, or that call for the disposition of, the assets or stock in the Seller.

 6.2 Authority
     ---------

     The Seller has the legal power and authority and so far as each of the Owners is aware, having made all reasonable inquiries, all licenses, authorizations and permits required by governmental or other authorities to own, lease and operate its assets and property and to carry on its business as now being conducted, and to execute, deliver and perform this Agreement, and the transactions contemplated herein. This Agreement has been duly authorised, executed and delivered by the Seller and no other consents are necessary to authorise this Agreement. This Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms. Each of the Owners has the full right, capacity, power and authority to execute, deliver and perform this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by each of the Owners and is the legal, valid and binding obligation of each of the Owners, enforceable in accordance with its terms. The performance by the Owners of the Employment contracts in the agreed form will not involve any breach of any restrictive covenant to which any of the Owners is subject.

6.3  Compliance With Other Instruments, Title
     ----------------------------------------

     (a) The Seller is not in violation of or in default under, nor, to the knowledge of the Seller or the Owners, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, any note, bond, indenture mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction, or decree to which the Seller is a party, by which it is bound, or to which any of the Transferred Assets are subject or result in the imposition of a lien, claim or encumbrance upon any property or assets of the Seller.

     (b) The Seller has good and marketable title to the Transferred Assets, and owns them free and clear of any lien, claim or encumbrance, with full right and authority to transfer the Transferred Assets to Buyer.

6.4  Litigation; Compliance with Laws
     --------------------------------

     So far as each of the Owners is aware, having made all reasonable esquires, the Seller is in compliance with all laws, ordinances, regulations and orders applicable to its business or operations and has not received any notification of any asserted past or present failure to comply with any law, ordinance, regulation or order.

6.5  Employees and Consultants
     -------------------------

     The Seller has no employees and has paid or made provision for the payment of all fees accrued through to today's date to or for the benefit of all consultants of the business and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining, the payment of accrued vacation (if any) through today's date, and the payment and withholding of taxes.

6.6  Accounts Receivable
     -------------------

     All accounts receivable of the Seller relating to work done on or after last June 1997 are valid, genuine and subsisting and represent sales actually made and invoiced in the ordinary course of business and will be paid in the ordinary course of business. The accounts receivable of the Seller relating to work done on or after 1 June 1997 and its rights relating to work done on or after that date which have not yet been billed are enforceable and collectible claims which will be collected in full by the Buyer within ninety (90) days of billing, and are not subject to any valid defence, offset or credit.

6.7  Billing of Work Performed Under Acquired Contracts
     --------------------------------------------------

     The Seller has not billed Equifax under the Equifax Contract to an extent greater than that permitted under the Equifax Contract.

6.8  Intellectual Property
     ---------------------

     The Seller owns or has valid, binding and enforceable rights to use all of the Intellectual Property and all of its rights in Intellectual Property are freely assignable to the Buyer without the need for any consents. Neither Seller nor any of the owners have received notice from any person challenging the right of the Seller to use any of the Intellectual Property owned, used by or licensed to the Seller, and neither the Seller nor any of the Owners have made any claim (or believe there is a basis for a claim) that others are infringing the rights of the Seller with respect to the Intellectual Property.

6.9  Financial Statements
     --------------------

     The Seller has delivered to the Buyer copies of the following information: balance sheet of the Seller prepared by its independent accountants for the period ended 30th April 1997 and related statements of income, changes in shareholders equity and cash flows. Such financial statements are derived from the books and records of the Seller, which have been kept in accordance with all applicable legal and accounting requirements and good business practices, and accurately reflect in all material respects the basis for the financial position and results of operations of the Seller set forth in such financial statements. Such financial statements fairly represent the financial condition of the Seller and the results of operations of the Seller as of the date and for the period indicated in conformity, to the extent practicable, with generally accepted accounting principles of the United Kingdom.

6.10  Actions and Proceedings
      -----------------------

      The Seller is not a party to any litigation or material governmental or administrative proceeding or, to the knowledge of the Seller or the Owners, the subject of any administrative investigation, and to the knowledge of the Seller or the owners, none is pending or threatened against Seller or its assets.

6.11  No Misrepresentation
      --------------------

      None of the written information given to the Buyer in the course of the negotiations leading to this Agreement, (copies of which are attached) contains any untrue statement of a material fact or omits to state any material fact necessary for such information not to be false or misleading. The Seller and the Owners have disclosed to the Buyer in this Agreement and the Schedules hereto all facts and information material to the Seller's business or the Acquired Assets.

6.12  Limitations
      -----------

     (a) Neither the Seller nor the Owners shall have any liability in respect of any claim made by the Buyer under the warranties and representations in this Agreement (the "Warranties") unless notice in writing containing full particulars of the subject matter of such claim shall have been given to each of the owners on or before the third anniversary of today's date and proceedings in respect thereof shall have been commenced (by being both issued and served on the Owners) within forty-two months of today's date.

     (b) The maximum aggregate liability of the Seller and each of the Owners under the Warranties shall not exceed the sums of (Pounds)126,000 and (Pounds)127,547 respectively.

     (c) The Buyer may deduct any amount from the consideration payable under clause 5.1 on account of damages for any alleged breach of the Warranties which shall not have been agreed or determined as aforesaid as being payable so long as it forthwith pays a sum equal to the amount so deducted to the Buyer's Solicitors and instructs them irrevocably to hold such sum on an interest bearing deposit account until the relevant claim(s) under the Warranties shall have been agreed or determined whereupon a sum equal to the damages agreed or determined as being payable to the Buyer shall be paid to the Buyer together with the interest earned on such sum and the balance on such account (the "Balance") shall be paid to the Owners and the Seller in the respective proportions due to them.

     (d) The liability of each of the Seller and/or the Owners to any permitted assignee(s) shall not exceed the amount for which each of them would have been liable to the Buyer if the relevant assignment had not occurred.

7.   COVENANTS OF THE SELLER AND THE OWNERS
     --------------------------------------

     The Seller and each of the Owners covenant and agree with the Buyer as follows:

7.1  Protection of the interests of the Buyer
     ----------------------------------------

     (a) The Seller and each of the Owners covenant that for a period ending on 30th April 1999 in respect of Section (a)(i) below (or, if applicable, any shorter period applying under Section 7.1(k)) and 30th April 2002 in respect of Sections (a)(ii) and (a)(iii) below it or he (as appropriate) will not, without the prior written consent of the Buyer, (which may be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Buyer), whether alone or jointly with any person or as principal, partner, agent, employee, director, shareholder or consultant or in any other capacity of any kind and whether directly or indirectly:

          (i) be engaged, interested or concerned in any business or concern which shall be in competition with the Buyer or any Associated Company in the United Kingdom in relation to the provision of products or services of a kind and nature supplied by the Seller as at Closing;

          (ii) hire, solicit, employ or engage the services of any person in relation to the provision of services of a kind and nature supplied by the Seller as at Closing, who is or was at any time during the twelve months before the date of this Agreement an employee or an executive officer employed in the Transferred Business or any person providing consultancy services to the Seller in connection with the Transferred Business (whether or not that person would thereby commit a breach of his contract of employment or consultancy);

          (iii) canvass, solicit, approach or cause to be canvassed, solicited or approached any person who was at any time during the twelve months before the date of this Agreement a contractor, supplier or customer of the Transferred Business (or who was not then a contractor, supplier or customer, but who was named as a potential contractor, supplier or customer in relation to the Transferred Business in the information provided to the Buyer prior to the signature of this Agreement) so as adversely to affect the business as carried on by the Buyer or any Associated Company in relation to provision of products or services of a kind and nature supplied by the Seller as at Closing.

          The holding by the Seller or any of the Owners of shares listed on a stock exchange shall not be prohibited by this section if those shares (when aggregated with those held by each person connected with the Seller) do not exceed 3% in nominal value of all issued shares in that company.

     (b) Having regard to all the circumstances, and in particular the fact that the Seller and the Owners have detailed confidential information relating to the Transferred Business, the parties acknowledge that the Covenants are reasonable as to subject matter, area and duration.

     (c) Each of the Covenants set out in Section 7.1 ("the Covenants") shall be severable from and construed independently of the others, and the enforceability of any Covenant shall not be affected by the unenforceability for any reason of any of the others.

     (d) If any Covenant would be held unenforceable but for the deletion of some part of it, then there shall be deemed deleted from that Covenant any words or phrases which are necessary to make that Covenant enforceable.

     (e) If any Covenant would be held unenforceable because it restricts the activities of the Seller for too long a period of time, the phrase "30th April 1999" or "30th April 2002" (as appropriate) in Section 7.1 shall be deemed to be deleted and replaced with the phrase "30th April 1998" or "30th April 2000".

     (f) Section 7.1 is without prejudice to any other obligations of the Seller implied at law or in equity.

     (g) Neither the Owners nor the Seller shall at any time after Closing use or cause to be used or (so far as is within their power) allow to be used any trade or business name or logo incorporating the word "Albanycrest" or any other name used by the Seller for the purposes of the Transferred Business at the date of this Agreement or any other name or logo that is similar to or likely to be confused with it or any name or logo so used whether or not in combination with any other name, word or logo.

     (h) The Seller and the Owners shall each forward to the Buyer as soon as reasonably practicable any enquiries relating to the Transferred Business received by or on behalf of it or him after Closing and shall provide all reasonable assistance to the Buyer (at the Buyer's expense) after Closing to assist the Buyer to resolve amicably any disputes arising with any of the customers of the Business in respect of acts or omissions on or before Closing.

     (i) The Seller and the Owners shall not (and shall ensure that none of the Seller's officers or employees, and none of the officers or employees of any person connected with it shall), disclose or use any confidential information relating to the Transferred Business, save pursuant to a legal obligation involuntarily incurred, or as required by any regulation or rule of a governmental or other regulatory authority, or in the conduct of the Owners' employment with the Buyer. If the Seller or any of the Owners becomes aware of any breach of this section, it or he shall immediately notify the Buyer of the information concerned and each person to whom it has been disclosed or (as the case may be) the use to which it has been put.

     (j) If this Agreement (together with any arrangement of which it forms part) is or by virtue of any variation becomes subject to registration under the Restrictive Trade Practices Act 1976, each restriction or information provision (within the meaning of that Act) accepted or made under this Agreement (and under any such arrangement) as varied from time to time shall take effect only on the day after particulars are duly furnished to the Director General of Fair Trading under s.24 of that Act.

     (k) If the Buyer shall require any of the Owners to work outside the European Union for periods which are longer than the periods allowed under that Owner's employment contract with the Buyer, and if the relevant Owner has given written notice to the Buyer at least 7 days' prior to the expiry of the period which is allowed, the restriction applying under Section 7.1(a) shall only apply to the relevant Owner for the period ending on 30th April 1998.

7.2  Continuation of Business of the Seller
     --------------------------------------

     After today's date, the Owners shall procure that the Seller will continue in business solely for purposes of collection of any accounts receivable not acquired by Buyer, liquidation of assets, payment of creditors, and orderly winding down, which it shall perform at its sole cost. After the Closing, the owners shall procure that the Seller will remain in business only in accordance with the terms outlined in this Section 7.2 and shall not solicit, conduct or accept any business other than as described herein.

7.3  Owners' Acknowledgement
     -----------------------

     Each of the Owners acknowledges and agrees that in the event of a material misrepresentation or inaccuracy in any representation or warranty of the Seller or the Owners contained in this Agreement, or a material breach of or failure by the Seller or by him to perform any of its or his respective covenants or agreements contained in or made pursuant to this Agreement, then, in addition to any other rights or remedies of the Buyer under this Agreement or as provided by law or in equity, the Buyer shall also have the right to offset any amounts due to him under this Agreement against any claims of the Buyer under this Agreement Provided that in such event the provisions of Section 6.12(c) shall apply mutatis mutandis in relation to any amounts so offset.

8.  COVENANTS OF BUYER AND GUARANTEE
    --------------------------------

8.1  Guarantor to Support Transferred Business
     -----------------------------------------

     During the two year period following the Closing, the Guarantor will support the operations of the Transferred Business consistently with its normal business practices in order to build up an infrastructure in conjunction with the Guarantor's national support function.

8.2 The Buyer undertakes that during the period ending on 28th February 1998, it will not seek to assign, novate or otherwise dispose of the new Equifax contract referred to in Section 5. 1 (a) .

8.3  Guarantee
     ---------

     (a) The Guarantor unconditionally guarantees to the Seller and separately to each of the Owners as principal obligor full and prompt and complete performance by the Buyer of all its obligations and covenants under this Agreement (as varied, extended or renewed from time to time), and the due and punctual payment of all sums payable now or in the future to each of the Seller and the Owners by the Buyer and the performance of all covenants under this Agreement when and as the same shall become due for payment or performance (as the case may be) and undertakes with each of the Seller and the Owners that if and each time that the Buyer shall be in default in the payment of any sum whatsoever or the performance of any obligations under this Agreement the Guarantor will on demand make good the default and pay all sums which may be payable and do all things required as if the Guarantor instead of the Buyer were expressed to be the primary obligor or covenanter Provided Always that the Guarantor's obligations under this clause shall be subject to any rights of set off which the Buyer might have and that the Guarantor shall itself be entitled to such rights Provided that in such event the provisions of Section 6.12(c) shall apply mutatis mutandis in relation to any amounts due under this Agreement which are so offset.

     (b) The guarantee is a continuing guarantee and shall remain in force until all obligations and covenants of the Buyer under this Agreement have been discharged and performed in full.

     (c) The obligations of the Guarantor hereunder shall not be affected by any act, omission matter or thing which but for this clause 10.3, might operate to release or otherwise exonerate the Guarantor from its obligations' or covenants hereunder or affect such obligations or covenants including but not limited to:

          (i)  any time or indulgence granted to or composition with the Buyer;

          (ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right or remedies against the Buyer;

         (iii) any legal limitation, disability, incapacity or other circumstances relating to the Buyer or any other person or any amendment to or variation of the terms of this Agreement or any other document or security; or

          (iv) any irregularity, unenforceability or invalidity of any obligations of the Buyer under this Agreement with the intent that the Guarantor's obligations under this guarantee shall remain in full force and this guarantee shall be construed accordingly as if there were no such irregularity, enforceability or invalidity.

     (d) The Guarantor waives any right it may have of first requiring the Seller or the Owners to proceed against or enforce any guarantee or security of or claim payment from the Buyer.

9.   VALUE ADDED TAX
     ---------------

9.1 The purchase price payable under Section 4 is expressed exclusive of value added tax ("VAT") which, if chargeable, shall be paid in addition to such amount subject to the prior delivery of a valid VAT invoice.

9.2 The Seller is registered for VAT and as a result of the Closing the Buyer will become a taxable person and will apply to be registered for VAT. The Seller and the Buyer acknowledge and agree that they consider that article 5 of the Value Added Tax (Special Provisions) Order 1995 ("Article 5") applies to this Agreement so that the purchase of the Transferred Assets and the Transferred Business is treated as the transfer of a business (or part of a business) as a going concern and is treated neither as a supply of goods nor a supply of services. Accordingly:

     (a) the parties shall use all reasonable endeavors to procure that Article 5 applies to the sale and purchase hereunder and the Seller may (in its discretion) apply to HM Customs & Excise for a ruling that the sale and purchase falls within the said Article 5, provided that a copy of such application and any response received shall be provided to the Buyer; and

     (b) the Seller shall deliver to the Buyer all the records of the Transferred Business for VAT purposes which are required to be preserved by the Buyer by section 49(l)(b) Value Added Tax Act 1994 and the Buyer hereby undertakes:

          (i) to preserve the records so delivered for such periods as may be required by law; and

          (ii) to permit the Seller and/or its agents, accountants or other professional advisers at all reasonable times and with prior notice to inspect such records and (at the Seller's expense) to take copies of such records.

10.  MISCELLANEOUS
     -------------

10.1  Survival of Representations
      ---------------------------

      The respective representations and warranties of the Seller and each of the Owners contained herein or in any other documents delivered prior to or on the date of this Agreement shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

10.2  Action if Claim made under Indemnity
      ------------------------------------

      If the Buyer becomes aware of any claim which is likely to give rise to a liability of any of the other parties (the "Indemnitor") under any indemnity in this Agreement the Buyer shall as soon as reasonably practicable give notice thereof to the Indemnitor and, subject to the Buyer being indemnified and secured to its reasonable satisfaction against all losses, costs, damages, and expenses, thereby incurred or likely to be incurred, the Buyer shall take such action as the Indemnitor may reasonably request to avoid, dispute, resist, appeal, compromise or defend such claim provided always that:

      (a) the Buyer shall not be under any obligation to take any action which it considers (in its sole discretion) to be detrimental to its business; and

      (b) the Buyer's failure (if any) to comply with this Section 10.2 shall be without prejudice to its rights under the relevant indemnity.

10.3  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

10.4  Successors and Assigns
      ----------------------

      This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that the Buyer may at its sole discretion assign its rights and obligations hereunder to any Associated Company Provided that if any such company shall cease to be an Associated Company it shall no longer be entitled to enforce such rights and obligations which shall revert to the Buyer. If the Guarantor disposes of its interest in the Buyer to another entity and such entity offers a replacement guarantee to the Owners in the same form as the Guarantee contained herein, the Seller and the Owners shall not unreasonably refuse their consent to any request from the Guarantor for its obligations under this Agreement to be released and the Guarantor shall in any event be released from such obligations, if the net asset value of such entity as shown by its most recent annual accounts is not less than the net asset value of the Guarantor as shown by its most recent annual accounts.

10.5  Third-Party Beneficiaries
      -------------------------

      Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

10.6  Entire Agreement
      ----------------

      This Agreement constitutes the entire agreement and understanding of the parties concerning the subject matter of this Agreement, and this Agreement supersedes all previous negotiations and agreements of the parties. There are no representations, assurances, agreements, or understandings between the parties that are not set forth specifically in this Agreement Provided that nothing contained in this Section shall limit the liability of the Seller or any of the Owners for any fraud or dishonesty of the Seller or any such Owner.

10.7  Amendment; Waiver
      -----------------

      This Agreement may be amended or modified only in writing signed by all parties. No forbearance or delay in the enforcement or any right or remedy permitted under this Agreement or applicable law shall be deemed to constitute a waiver or estoppel of the right to enforce such right or remedy or a modification of this Agreement.

10.8  Notice
      ------

      Any notice permitted or required pursuant to this Agreement shall be in writing and shall be delivered either by personal delivery to the recipient, by mail (postage pre-paid, certified, return receipt requested), by overnight courier or by facsimile transmission (confirmed in writing), to the address set forth below.

      If to Buyer or the Guarantor:

          Tier Technologies Inc.
          1350 Treat Blvd., Suite. 250
          Walnut Creek, California 94596
          Attn: James L. Bildner
          Fax No.: (510) 937-3752

      with a copy to:

          Farella Braun & Martel LLP
          235 Montgomery Streets 30th Floor
          San Francisco, California 94596
          Attn: Morgan P. Guenther
          Fax No.: (415) 954-4480

      If to Seller:

    Albanycrest Limited
    6th Floor
    Waterlinks House
    Richard Street
    Birmingham
    B7 4AA
    Attn.: Andy Armstrong
    Fax No.:  0121 687 6869

 with a copy to:

    Wragge & Co
    55 Colmore Row
    Birmingham B3 2AS
    Attn.: David Vaughan
    Fax No.:  0121 214 1099

If to any Owner:

    Andrew Armstrong
    2 Winton Grove,
    Walmley,
    Sutton Coldfield,
    West Midlands B76 1XE


    Thomas Thomson
    25 Forest Road,
    Crowthorne,
    Berkshire RG45 7EH


    Howard Moore
    4 Victoria Court,
    Connaught Park,
    Bagshot,
    Surrey GU19 5QH

with a copy to:

    Wragge & Co
    55 Colmore Row
    Birmingham B3 2AS
    Attn.: David Vaughan
    Fax No.:  0121 214 1099

10.9  Governing Law
      -------------

       This Agreement shall be construed and enforced in accordance with the laws of England and subject to the non-exclusive jurisdiction of the High Court of England.

10.10  Severability
       ------------

       If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision): and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

10.11  Publicity
       ---------

       No party shall make or issue, or cause to be made or issued, any public announcement or written statement concerning the contents of this Agreement or the transactions contemplated hereby without the prior written consent of the others.

10.12  Expenses
       --------

       Each party to this Agreement shall bear its own expenses in connection with the negotiation execution, delivery and performance of this Agreement and of the transactions contemplated herein.

10.13  Further Assurance
       -----------------

       (a) The Seller shall after Closing at the Buyer's request and free of charge make available, execute and do or cause to be made available or done all such other documents, information, acts and things as the Buyer shall reasonably require in order to vest in the Buyer or its nominees legal title to and beneficial ownership of each of the Transferred Assets and otherwise to give effect or further effect to this Agreement. Before that vesting, the Seller shall hold on trust for the Buyer those Transferred Assets in respect of which legal title and beneficial ownership do not vest in the Buyer on Closing, and shall exercise its rights in respect of those Transferred Assets only as the Buyer may from time to time require.

       (b) If the Seller or any person connected with the Seller receives any payment or other benefit in respect of any work done by the Seller on or after 1 June 1997 or any notice, letter or inquiry relating to the Transferred Business, the Seller shall hold the VAT exclusive payment or benefit in question on trust for the Buyer, and shall ensure that it is immediately paid or delivered to the Buyer (after deduction of any amounts paid by the Seller for which the Buyer is responsible hereunder) and that details of the notice, letter or inquiry are immediately given to the Buyer.

The parties have executed this Agreement as of the day and year written above.

                              Executed As a Deed On Behalf of TIER TECHNOLOGIES (UNITED KINGDOM), INC. a Delaware corporation


                              By: /s/ James L. Bildner
                                 ------------------------------------------


                              Title:  Chairman & CEO
                                     --------------------------------------


                              Executed As a Deed On Behalf of TIER TECHNOLOGIES INC. a California corporation


                              By: /s/ James L. Bildner
                                 ------------------------------------------


                              Title: Chairman & CEO
                                     --------------------------------------


                              Executed On Behalf of ALBANYCREST LIMITED


                              By: /s/ A.D. Armstrong
                                 ------------------------------------------


                              Title:    Director
                                     --------------------------------------



                              Executed As a Deed by ANDREW DAVID
                              ARMSTRONG . . . . . . . . . . . . . . . . . .
                                        /s/ A. D. Armstrong
                                        -----------------------

                              Executed As a Deed by THOMAS THOMSON

                              . . . . . . . . . . . . . . . . . . . . . . .
                                        /s/ Thomas Thomson
                                        -----------------------


                              Executed As a Deed By HOWARD MOORE
                              . . . . . . . . . . . . . . . . . . . . . . .
                                        /s/ Howard Moore
                                        -----------------------